CipherLoc
Data Security Solutions for the Next Hundred Years

June 7, 2016

Michael Hufnagel
2107 Van Horn Cove
Cedar Park, TX 78613

**RE: OFFER OF EMPLOYMENT**

Dear Mr. Hufnagel

It is with great pleasure that Cipherloc, Incorporated. ("Company") presents our offer of employment. Your title will be Director of Engineering, reporting to the Vice President of Marketing and Sales. We expect to work with you to develop a mutually satisfactory job description that best addresses the needs of the company.

Your compensation package will include:

- Base annual salary of $145,000; payable in accordance with the Company's practices, less normal payroll deductions, and prorated for the actual employment term; this is an exempt position;
- You will be included in the coverage of its medical and dental insurance when implemented.;
- Signing Bonus of $10,000 to be payable 30 days after start date;
- Stock grant: $15,000 grant per quarter whose value to be based on a rolling 90-day trailing average; stock is also subject to a 6 month holdback period before trading is permitted;
- Effective after 90 days of continuous service, you will accrue Vacation time retroactive back to your hire date, to be initially accrued at 4.6153846 hours (three weeks per year) per bi-weekly payroll; however, vacation is only available for use after 3 consecutive months of employment; and
- 8 paid holidays annually.

Please keep in mind that the Company reserves the right to amend its benefit package at any time. If you have any questions concerning the benefits for which you will be eligible, please feel free to contact your supervisor.

**<u>At-Will Employment</u>. YOU UNDERSTAND AND ACKNOWLEDGE THAT YOUR EMPLOYMENT WITH THE COMPANY IS FOR AN UNSPECIFIED DURATION AND CONSTITUTES "AT-WILL" EMPLOYMENT. YOU ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS OBTAINED IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY. YOU ACKNOWLEDGE THAT THIS**

**EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT THE OPTION EITHER OF THE COMPANY OR YOURSELF, WITH OR WITHOUT NOTICE.**

As a condition of employment, you will be required to sign an agreement which includes a confidentiality agreement and conflict of interest statement. Should you accept this offer, it will be necessary to verify your eligibility to work. Failure to provide appropriate documentation within 3 days of hire will result in immediate termination of employment in accordance with the terms of the Immigration Reform and Control Act.

Former Employer Information. You agree that you will not, during your employment with the Company, improperly use or disclose any proprietary or confidential information or trade secrets of any former or concurrent employer or other person or entity and that you will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

Third Party Information. You recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. You agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

Conflicting Employment. You agree that, during the term of your employment with the Company, you will devote your full time and efforts to the Company and you will not engage in any other employment, occupation or consulting activity, nor will you engage in any other activities that conflict with my obligations to the Company without written consent of the Company.

Solicitation of Employees. I agree that for a period of eighteen (18) months immediately following the termination of my relationship with the Company for any reason, whether with or without good cause or for any or no cause, at the option either of the Company or myself, with or without notice, I will not hire any employees of the Company and I will not, either directly or indirectly, solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity.

Your start date is scheduled for June 27, 2016 and we look forward to having you join the Cipherloc family and become a member of our team. Should you have any questions, please do not hesitate to call.

Best Regards,

Michael De La Garza, President/CEO

The provisions of this offer of employment have been read, are understood, and the offer is herewith accepted. This letter fully states all of the incentives that have been agreed to as a condition of employment. I understand that my employment is contingent upon completion of a confidentiality agreement and conflict of interest statement, or any other contingencies the employer needs to include.

Dated this 13 day of June, 2016

Signature: ______________________

CIPHERLOC
POLYMORPHIC ENCRYPTION TECHNOLOGIES

## CIPHERLOC INCORPORATED
## EMPLOYEE NONCOMPETITION, NONSOLICITATION, NONDISCLOSURE, AND DEVELOPMENTS AGREEMENT

In consideration for and as a condition of my initial or continuing employment by CIPHERLOC INCORPORATED, or any of its subsidiaries, subdivisions or affiliates (hereafter, the "Company"), and the compensation received by me from the Company from time to time, I Michael Hufnagel hereby agree with the Company, as follows:

1. **Noncompetition Covenants**. During my employment with the Company, I will devote my full time and best efforts to the business of the Company. I further agree that during the period of my employment by the Company and for a period of two (2) years thereafter, regardless of the reason for the termination of such employment, I will not, directly or indirectly, whether alone or as a partner, joint venturer, officer, director, consultant, employee, independent contractor or stockholder of any company or business organization, engage in any business activity and/or accept employment with any person or entity, which is or may be directly or indirectly in competition with the products or services being marketed, promoted, distributed, developed, planned, sold or otherwise provided by the Company. The ownership by me of not more than one percent of the shares of capital stock of any corporation having a class of equity securities traded on a national securities exchange, NASDAQ or on the ~~NASDAQ~~OTCBB -shall not be deemed, in and of itself, to violate this section.

2. **Nonsolicitation**. During the period of my employment by the Company and for a period of two (2) years after termination of such employment:

   (a) I will not directly or indirectly either for myself or for any other person, business, partnership, association, firm, company or corporation, call upon, solicit, divert or take away or attempt to solicit, divert or take away, any of the customers, prospective customers or business of the Company made known to me during my employment by the Company on behalf of a business in competition with the Company. For purposes of this Agreement, "prospective customers" shall include those customers being actively solicited by the Company during the period of my employment with the Company.

   (b) I will not hire or engage (or be involved in the hiring of) any employee of the Company or induce, solicit, or recruit, or attempt to induce, solicit, or recruit, any employee of the Company to terminate his or her employment or otherwise cease his or her relationship with the Company.

Employee Signature

6/13/16

Date

3. **Nondisclosure Obligations**. (a) I will not at any time, whether during or after the termination of my employment for any reason whatsoever, reveal to any person or entity any of the trade secrets or confidential information concerning the Company's organization, research and development activities, source code for software products, technical and engineering data and specifications, know-how, sales, marketing, field service, and maintenance operations, marketing plans and strategies, pricing policies, customer lists and accounts, existing and future products and services, inventions, systems, databases, plans and proposals, business, finances or financial information of the Company, except as may be required in the ordinary course of performing my duties as an employee of the Company. Further, I shall keep secret all matters entrusted to me and shall not use or disclose any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss, whether directly or indirectly, to the Company.

(b) I agree that during my employment I shall not make, use or permit to be used any Company documentation (as defined below) otherwise than for the benefit of the Company. I further agree that I shall not, after the termination of my employment for any reason, use or permit others to use any such Company documentation, it being agreed that all Company documentation shall be and remain the sole and exclusive property of the Company. Immediately upon the termination of my employment for any reason I shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office. For purposes of this Agreement, the term "Company documentation" shall mean notes, memoranda, reports, proposals, lists, correspondence, records, drawings, sketches, blueprints, specifications, software programs, data, source code, documentation or other materials of any nature and in any form, whether written, printed, or in digital format or otherwise, relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs.

(c) I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree that I owe the Company and such third parties, during the term of my employment and thereafter, regardless of the reason for my termination of employment, a duty to hold all such confidential or proprietary information in the strictest of confidence and not to disclose it to any person, firm or corporation (except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party) or to use it for the benefit of anyone other than for the Company or such third party (consistent with the Company's agreement with such third party) without the express written authorization of the Board of Directors of the Company.

4. **Assignment of Developments**. If at any time or times during my employment, whether or not during my hours of employment or with the use of Company facilities, materials, or personnel, I shall (either alone or with others) make, conceive, create, discover, invent or reduce to practice any Development (as defined below) that: (a) relates to the business of the Company or any customer of or supplier to the Company or any of the products or services being developed, manufactured or sold by the Company or which may be used in relation therewith; or (b) results from tasks assigned to me by the Company; or (c) results from the use of premises or personal property (whether tangible or intangible) owned,

MAD
Employee Signature

6/13/16
Date

leased or contracted for by the Company, such Developments and the benefits thereof are and shall immediately become the sole and absolute property of the Company and its assigns, as works made for hire or otherwise. I shall promptly disclose to the Company (or any persons designated by it) each such Development. I hereby assign any rights (including, but not limited to, any inventions, patentable subject matter, copyrights and trademarks) I may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to the Company. For purposes of this Agreement, the term "Development" shall mean any software programs, source code, software and systems documentation, designs, systems, trade secrets, specifications, flowcharts, logic diagrams, formulas, field service reports, engineering reports, technical data, know-how and specifications, management reports, internal reports and memoranda, customer lists, marketing plans, pricing policies, technical manuals, inventions, discoveries, improvements, modifications, test results, techniques, processes intellectual, property and any rights or any interest therein (whether or not patentable or registerable under copyright, trademark or similar statutes.)

I will, during my employment and at any time thereafter, regardless of the reason for the termination of my employment, at the request and cost of the Company, promptly sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized officers may reasonably require:

(a) To apply for, obtain, register and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights, trademarks or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

(b) To defend any judicial, opposition or other proceedings in respect of such applications and any judicial, opposition or other proceedings or petitions or applications for revocation of such letters patent, copyright, trademark or other analogous protection.

In the event the Company is unable, after reasonable effort, to secure my signature on any application for letters patent, copyright or trademark registration or other documents regarding any legal protection relating to a Development, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by me.

I agree to keep and maintain adequate and current written records of all Developments made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company at all times. I further agree that I shall not retain copies, notes, computer files or abstracts of the foregoing.

[signature]

Employee Signature

6/17/10

Date

5. **Nonassertion**. Except for matters listed in Schedule A to this Agreement as it relates to the businesses of the Company, its customers and suppliers, I will not assert any rights under any inventions, discoveries, concepts, or ideas or improvements thereof, or know-how related thereto, as having been made or acquired by me prior to my being employed by the Company, or since the date of my employment and not otherwise covered by the terms of this Agreement.

6. **Governing Law**. This Agreement shall be construed in accordance with, and all actions arising under or in connection therewith shall be governed by the internal laws of the State of Arizona (without reference to conflict of law principles).

7. **Injunctive Relief**. I acknowledge that my failure to carry out any obligation under this Agreement, or a breach by me of any provision herein, will constitute immediate and irreparable damage to the Company, which cannot be fully and adequately compensated in money damages and which will warrant preliminary and other injunctive relief, an order for specific performance, and other equitable relief. I further agree that no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance. I also understand that other action may be taken and remedies enforced against me.

8. **Binding Effect**. This Agreement shall be binding upon me, my heirs, executors, assigns and administrators and is for the benefit of the Company and its successors and assigns.

9. **Employment at Will**. This Agreement is not an employment agreement. I understand that the Company may terminate my association or employment with it at any time, with or without cause, subject to the terms of any separate written employment agreement executed by a duly authorized officer of the Company.

10. **Attorneys' Fees**. Should I or the Company, or any heir, personal representative, successor or permitted assign of either party, resort to legal proceedings to enforce this Agreement, the prevailing party in such legal proceeding shall be awarded, in addition to such other relief as may be granted, attorneys' fees and costs incurred in connection with such proceeding.

11. **Severablility**. If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

Signature of Employee: [signature]

Printed Name of Employee: Michael Hufnagel

Date: 6/13/16

[signature]
Employee Signature

6/13/16
Date